As filed with the Securities and Exchange Commission on May 1, 2006
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NATIONAL HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6200	36-4128138
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

875 North Michigan Avenue, Suite 1560
Chicago, IL 60611
(312) 751-8833
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Goldwasser
President and Chief Executive Officer
120 Broadway, 27th Floor
New York, New York 10271
(212) 417-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Mitchell C. Littman, Esq.
Littman Krooks LLP
655 Third Avenue
New York, New York 10017
(212) 490-2020

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.02 per share	9,733,725	$1.27	$12,361,830.75	$1,322.72

(1)
Includes: (i) 2,009,755 shares of common stock held by the selling stockholders named within; (ii) 2,825,280 shares of common stock issuable upon conversion of 35,316 shares of our Series A Preferred Stock held by the selling stockholders named within; (iii) 1,333,333 shares of common stock issuable upon conversion of 10,000 shares of our Series B Preferred Stock held by the selling stockholders named within; (ii) 1,000,000 shares of common stock issuable upon conversion of our 11% convertible promissory notes held by the selling stockholders named within and (iv) 2,565,357 shares of common stock issuable upon exercise of warrants held by certain selling stockholders named within. Pursuant to Rule 416 under the Securities Act of 1933, as amended, such number of common stock registered hereby shall also include an indeterminate number of additional shares of common stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and 11% convertible promissory notes and upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and antidilution provisions in accordance with Rule 416.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices reported for the common stock on the Over-The-Counter Bulletin Board on April 26, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 1, 2006

PROSPECTUS

9,733,725 Shares

NATIONAL
HOLDINGS CORPORATION

National Holdings Corporation

Common Stock

This prospectus relates to the resale, from time to time, of up to 9,733,725 shares of our common stock which are held by certain of our stockholders named within. These shares include 2,009,755 shares of common stock held by certain selling stockholders, 2,565,357 shares of common stock issuable upon exercise of warrants held by certain selling stockholders, 1,000,000 shares of common stock issuable upon conversion of 11% convertible promissory notes held by certain selling stockholders, 2,825,280 shares of common stock issuable upon conversion of 35,316 shares of Series A Preferred Stock held by certain selling stockholders and 1,333,333 shares of common stock issuable upon conversion of 10,000 shares of Series B Preferred Stock held by certain selling stockholders. All of these shares of common stock are being sold by the selling stockholders named in this prospectus, or their transferees, pledgees, donees or successors-in-interest. The selling stockholders will receive all proceeds from the sale of the shares of our common stock being offered in this prospectus. We will receive, however, the exercise price of the warrants upon exercise by certain selling stockholders of their warrants.

The selling stockholders may sell the shares of common stock being offered by them from time to time on the Over-the-Counter Bulletin Board, in market transactions, in negotiated transactions or otherwise, and at prices and at terms that will be determined by the then prevailing market price for the shares of common stock or at negotiated prices directly or through brokers or dealers, who may act as agent or as principal or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” on page 27.

Our common stock trades on the Over-The-Counter Bulletin Board under the symbol “NHLD.OB.” On April 26, 2006, the closing price of our common stock on the Over-The-Counter Bulletin Board was $1.27.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 1, 2006.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including our financial statements incorporated by reference from our Annual Report on Form 10-K and quarterly reports on Form 10-Q. You should read “Risk Factors” beginning on page 2 for more information about important risks that you should consider before investing in our common stock.

As used in this prospectus, unless the context otherwise requires, the terms “National Holdings,” “we,” “our” and “us” refer to National Holdings Corporation and its consolidated subsidiaries.

National Holdings Corporation

General

National Holdings Corporation, a Delaware corporation organized in 1996, is a financial services organization operating through its wholly owned subsidiary, National Securities Corporation, a Washington corporation organized in 1947 (“National Securities”). National Securities conducts a national securities brokerage business through 41 branch offices located throughout the country, including its main offices in Seattle, Washington and New York, New York and one office outside the country. National Securities’ business includes securities brokerage for individual and institutional clients, market-making trading activities, asset management and corporate finance services. On March 15, 2006, the Company changed its name from “Olympic Cascade Financial Corporation” to “National Holdings Corporation.”

National Securities provides a broad range of securities brokerage and investment services to a diverse retail and institutional clientele, as well as corporate finance and investment banking services to corporations and businesses. National Securities’ brokers operate as independent contractors. A registered representative who becomes an affiliate of National Securities establishes his own office and is responsible for the payment of expenses associated with the operation of such office, including rent, utilities, furniture, equipment, stock quotation machines and general office supplies. In return, the registered representative is entitled to retain a higher percentage of the commissions generated by his sales than a registered representative at a traditional employee-based brokerage firm. This arrangement allows National Securities to operate with a reduced amount of fixed costs and lowers the risk of operational losses for non-production.

Recent Developments

In March 2006, the Company completed a financing transaction under which an institutional investor made a $175,000 investment in the Company. We issued an aggregate of 159,090 shares of our common stock, at a price of $1.10 per share.

In January 2006, the Company completed a financing transaction under which certain investors made a $2.0 million investment in the Company. We issued an aggregate of 10,000 shares of our newly created Series B Preferred Stock, which is currently convertible into common stock at a price of $.75 per share, and $1,000,000 in principal amount of five-year, 11% convertible promissory notes, which are convertible into common stock at a price of $1.00 per share, to these investors. Such noteholders received five-year warrants to purchase an aggregate of 300,000 shares of common stock at an exercise price of $1.00 per share.

The investment by the investors included $1.7 million by St. Cloud Capital Partners, L.P. and an aggregate of $300,000 by two unrelated investors. Marshall S. Geller, the Senior Managing Member of SCGP, LLC, the General Partner of St. Cloud Capital Partners, L.P., became a member of the Board of Directors of the Company simultaneous with the closing of the financing transaction.

Other information

Our principal executive offices are located at 875 North Michigan Avenue, Suite 1560, Chicago, IL 60611. Our telephone number is (312) 751-8833. Our website address is www.nationalsecurities.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

RISK FACTORS

Our business, operations and financial condition are subject to various risks. You should consider carefully the following risk factors, in addition to the other information set forth in this prospectus, before deciding to participate in the offering. If any of these risks and uncertainties actually occur, our business, financial condition or results of operations could be materially and adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Operating results have resulted in reporting losses.

Although the Company was profitable in the first quarter of fiscal year 2006 and in fiscal year 2004, it realized a loss of $1,183,000 in fiscal year 2005, and it has reported losses of approximately $843,000, $3.4 million and $7.9 million in fiscal years 2003, 2002 and 2001, respectively. There is no assurance that the Company will be profitable in the future. The Company’s losses were primarily attributable to the market slowdowns and reduced trading activity and volatility, and the cessation of its market making activities. The Company anticipates that when market conditions improve and revenues increase it may again be profitable; however, there can be no assurances as to the timing of when these market conditions will change. If we are unable to achieve or sustain profitability, we may need to curtail, suspend or terminate certain operations.

The Company may require additional financing.

In order for the Company to have the opportunity for future success and profitability, it periodically may need to obtain additional financing, either through borrowings, public offerings, private offerings, or some type of business combination (e.g., merger, buyout, etc.). The Company has actively pursued a variety of funding sources, and has consummated certain transactions in order to address the capital requirements of the Company. The Company may need to seek to raise additional capital through other available sources, including borrowing additional funds from third parties and there can be no assurance that it will be successful in such pursuits. Additionally, the issuance of new securities to raise capital will cause the dilution of shares held by current stockholders. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it would have an adverse impact on our liquidity and operations.

If the Company is unable to pay its outstanding debt obligations when due, the Company’s operations may be materially adversely affected.

At March 31, 2006, we had total indebtedness of $2,850,000, none of which matures during fiscal year 2006. The Company cannot assure you that our operations will generate funds sufficient to repay our existing debt obligations as they come due. The Company’s failure to repay its indebtedness and make interest payments as required by our debt obligations, could have a material adverse affect on the Company’s operations.

Because the common stock may be subject to “penny stock” rules, the market for the common stock may be limited.

If the common stock becomes subject to the Securities and Exchange Commission’s (the “SEC”) penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in the Company’s securities may be adversely affected. If at any time the common stock has a market price per share of less than $5.00, and the Company does not have net tangible assets of at least $2,000,000 or average revenue of at least $6,000,000 for the preceding three years, transactions in the common stock may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors:

•	must make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to a transaction prior to sale;
•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If the common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in the Company’s securities may be adversely affected. As a result, the market price of the Company’s securities may be depressed, and stockholders may find it more difficult to sell the Company’s securities.

National Securities is subject to various risk associated with the securities industry.

As a securities broker-dealer, National Securities is subject to uncertainties that are common in the securities industry. These uncertainties include:

•	the volatility of domestic and international financial, bond and stock markets;
•	extensive governmental regulation;
•	litigation;
•	intense competition;
•	substantial fluctuations in the volume and price level of securities; and
•	dependence on the solvency of various third parties.

As a result, revenues and earnings may vary significantly from quarter to quarter and from year to year. In periods of low volume, profitability is impaired because certain expenses remain relatively fixed. In the event of a market downturn, our business could be adversely affected in many ways. Our revenues are likely to decline in such circumstances and, if we were unable to reduce expenses at the same pace, our profit margins would erode.

Failure to comply with net capital requirements could subject us to sanctions imposed by the SEC or the NASD.

National Securities is subject to the SEC’s net capital rule which requires the maintenance of minimum net capital. We compute net capital under the alternate method permitted by the net capital rule. National Securities is required to maintain net capital equal to the greater of $250,000 or a specified amount per security based on the bid price of each security for which National Securities is a market maker. The net capital rule is designed to measure the general financial integrity and liquidity of a broker-dealer. Compliance with the net capital rule limits those operations of broker-dealers that require the intensive use of their capital, such as underwriting commitments and principal trading activities. The rule also limits the ability of securities firms to pay dividends or make payments on certain indebtedness, such as subordinated debt, as it matures. The NASD may enter the offices of a broker-dealer at any time, without notice, and calculate the firm’s net capital. If the calculation reveals a deficiency in net capital, the NASD may immediately restrict or suspend certain or all of the activities of a broker-dealer. National Securities may not be able to maintain adequate net capital, or its net capital may fall below requirements established by the SEC, and subject us to disciplinary action in the form of fines, censure, suspension, expulsion or the termination of business altogether.

The Company is exposed to risks due to its investment banking activities.

Participation in an underwriting syndicate or a selling group involves both economic and regulatory risks. An underwriter may incur losses if it is unable to resell the securities it is committed to purchase, or if it is forced to liquidate its commitment at less than the purchase price. In addition, under federal securities laws, other laws and court decisions with respect to underwriters’ liabilities and limitations on the indemnification of underwriters by issuers, an underwriter is subject to substantial potential liability for misstatements or omissions of material facts in prospectuses and other communications with respect to such offerings. Acting as a managing underwriter increases these risks. Underwriting commitments constitute a charge against net capital and our ability to make underwriting commitments may be limited by the requirement that we must at all times be in compliance with the net capital rule.

The Company’s business could be adversely affected by a breakdown in the financial markets.

As a securities broker-dealer, National Securities’ business is materially affected by conditions in the financial markets and economic conditions generally, both in the United States and elsewhere around the world. Many factors or events could lead to a breakdown in the financial markets including war, terrorism, natural catastrophes and other types of disasters. These types of events could cause people to begin to lose confidence in the financial markets and their ability to function effectively. If the financial markets are unable to effectively prepare for these types of events and ease public concern over their ability to function, the Company’s revenues are likely to decline and adversely affect its operations.

Market fluctuations may reduce the Company’s revenues and profitability.

The Company’s revenue and profitability may be adversely affected by declines in the volume of securities transactions and in market liquidity. Additionally, the Company’s profitability may be adversely affected by losses from the trading or underwriting of securities or failure of third parties to meet commitments. National Securities acts as a market maker in publicly traded common stocks. In market making transactions, the Company undertakes the risk of price changes or being unable to resell the common stock it holds or being unable to purchase the common stock it has sold. These risks are heightened by the illiquidity of many of the common stocks the Company trades and/or makes a market. Any losses from the Company trading activities, including as a result of unauthorized trading by the Company’s employees, could have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

Lower securities price levels may also result in a reduced volume of transactions, as well as losses from declines in the market value of common stocks held for trading purposes. During periods of declining volume and revenue, the Company’s profitability would be adversely affected. Declines in market values of common stocks and the failure of issuers and third parties to perform their obligations can result in illiquid markets.

Competition with other financial firms may have a negative effect on the Company’s business.

The Company competes directly with national and regional full-service broker-dealers and a broad range of other financial service firms, including banks and insurance companies. Competition has increased as smaller securities firms have either ceased doing business or have been acquired by or merged into other firms. Mergers and acquisitions have increased competition from these firms, many of which have significantly greater financial, technical, marketing and other resources than the Company. Many of these firms offer their customers more products and research than currently offered by the Company. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements. The Company also faces competition from companies offering discount and/or electronic brokerage services, including brokerage services provided over the Internet, which the Company is currently not offering and does not intend to offer in the foreseeable future. These competitors may have lower costs or provide more services, and may offer their customers more favorable commissions, fees or other terms than those offered by the Company. To the extent that issuers and purchasers of securities transact business without the assistance of the Company, the Company’s operating results could be adversely affected.

The common stock has been delisted from The American Stock Exchange and accordingly its liquidity and price may be adversely affected.

The common stock was previously listed on The American Stock Exchange (the “AMEX”). In February 2003, the Company received notification from the AMEX indicating that it was not in compliance with the listing standard relating to shareholders’ equity of less than $2.0 million and losses from continuing operations and/or net losses in two out of our three most recent fiscal years. The Company submitted a plan to the AMEX indicating compliance within a maximum of 18 months. In May 2003, the AMEX notified the Company that it had accepted its plan of compliance and granted the Company an extension of time to August 5, 2004 to satisfy the financial standards requirement. The Company, however, was unable to comply with the listing standard. Consequently, on November 1, 2004 the common stock was removed from the AMEX and commenced trading on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is generally considered to be a less efficient market, and the Company’s stock price, as well as the liquidity of its common stock, may be adversely impacted as a result.

There are risks associated with our stock trading on the OTCBB rather than on a national exchange.

There may be significant consequences associated with our stock trading on the OTCBB rather than a national exchange. The effects of not being able to list our securities on a national exchange include:

•	limited release of the market price of our securities;
•	limited news coverage;
•	limited interest by investors in our securities;
•	volatility of our stock price due to low trading volume;
•	increased difficulty in selling our securities in certain states due to “blue sky” restrictions; and
•	limited ability to issue additional securities or to secure additional financing.

The Company is currently subject to extensive securities regulation and the failure to comply with these regulations could subject the Company to penalties or sanctions.

The securities industry and the Company’s business are subject to extensive regulation by the SEC, state securities regulators and other governmental regulatory authorities. The Company is also regulated by industry self-regulatory organizations, including the NASD and the MSRB. National Securities is a registered broker-dealer with the SEC and member firms of the NASD. Broker-dealers are subject to regulations which cover all aspects of the securities business, including sales methods and supervision, trading practices among broker-dealers, use and safekeeping of customers’ funds and securities, capital structure of securities firms, record keeping, and the conduct of directors, officers and employees. The regulatory environment is also subject to change.

Compliance with many of the regulations applicable to the Company involves a number of risks, particularly in areas where applicable regulations may be subject to varying interpretation. These regulations often serve to limit the Company’s activities, including through net capital, customer protection and market conduct requirements. If the Company is found to have violated an applicable regulation, administrative or judicial proceedings may be initiated against the Company that may result in a censure, fine, civil penalties, issuance of cease-and-desist orders, the deregistration or suspension of the Company’s broker-dealer activities, the suspension or disqualification of the Company’s officers or employees, or other adverse consequences. The imposition of any of these or other penalties could have a material adverse effect on the Company’s operating results and financial condition.

The Company relies on clearing brokers and unilateral termination of the agreements with these clearing brokers could disrupt the Company’s business.

In fiscal year 2002, the Company changed from a self-clearing brokerage firm to an introducing brokerage firm, using third party clearing brokers to process its securities transactions and maintain customer accounts on a fee basis. The clearing brokers also provide billing services, extend credit and provide for control and receipt, custody and delivery of securities. The Company’s broker-dealer depends on the operational capacity and ability of the clearing brokers for the orderly processing of transactions. In addition, by engaging the processing services of a clearing firm, the Company is exempt from some capital reserve requirements and other regulatory requirements imposed by federal and state securities laws. If the clearing agreements are unilaterally terminated for any reason, the Company would be forced to find alternative clearing firms without adequate time to negotiate the terms of a new clearing agreement and without adequate time to plan for such change. There can be no assurance that if there were a unilateral termination of its clearing agreement that the Company would be able to find an alternative clearing firm on acceptable terms to them or at all.

In December 2003, National Securities and its clearing firm, First Clearing Corporation (“First Clearing”), mutually agreed to terminate their clearing relationship by June 30, 2004. On June 22, 2004, National Securities entered into an agreement with Fiserv Securities, Inc. (“Fiserv”) to act as clearing agent for its brokerage business. The conversion from First Clearing to Fiserv was substantially completed in the first week of October 2004.

In March 2005, National Financial Services LLC (“NFS”) acquired the clearing business of Fiserv. In April 2005, National Securities entered into a clearing agreement with NFS that became effective in June 2005. Additionally, in June 2005, National Securities entered into a clearing agreement with Penson Financial Services, Inc. for the purpose of providing clearing services that are not provided by NFS.

The Company permits its clients to purchase securities on a margin basis or sell securities short, which means that the clearing firm extends credit to the client secured by cash and securities in the client’s account. During periods of volatile markets, the value of the collateral held by the clearing brokers could fall below the amount borrowed by the client. If margin requirements are not sufficient to cover losses, the clearing brokers sell or buy securities at prevailing market prices, and may incur losses to satisfy client obligations. The Company’s has agreed to indemnify the clearing brokers for losses they incur while extending credit to its clients.

Credit risk exposes the Company to losses caused by financial or other problems experienced by third parties.

The Company is exposed to the risk that third parties that owe it money, securities or other assets will not perform their obligations. These parties include trading counterparts, customers, clearing agents, exchanges, clearing houses, and other financial intermediaries as well as issuers whose securities the Company holds. These parties may default on their obligations owed to the Company due to bankruptcy, lack of liquidity, operational failure or other reasons. This risk may arise, for example, from holding securities of third parties, executing securities trades that fail to settle at the required time due to non-delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries, and extending credit to clients through bridge or margin loans or other arrangements. Significant failures by third parties to perform their obligations owed to the Company could adversely affect the Company’s revenues and perhaps the Company’s ability to borrow in the credit markets.

Our risk management policies and procedures may leave us exposed to unidentified risks or an unanticipated level of risk.

The policies and procedures we employ to identify, monitor and manage risks may not be fully effective. Some methods of risk management are based on the use of observed historical market behavior. As a result, these methods may not accurately predict future risk exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend on evaluation of information regarding markets, clients or other matters that are publicly available or otherwise accessible by us. This information may not be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to properly record and verify a large number of transactions and events. We cannot assure that our policies and procedures will effectively and accurately record and verify this information.

We seek to monitor and control our risk exposure through a variety of separate but complementary financial, credit, operational and legal reporting systems. We believe that we are able to evaluate and manage the market, credit and other risks to which we are exposed. Nonetheless, our ability to manage risk exposure can never be completely or accurately predicted or fully assured. For example, unexpectedly large or rapid movements or disruptions in one or more markets or other unforeseen developments could have a material adverse effect on our results of operations and financial condition. The consequences of these developments can include losses due to adverse changes in inventory values, decreases in the liquidity of trading positions, higher volatility in earnings, increases in our credit risk to customers as well as to third parties and increases in general systemic risk.

Adverse results of current litigation and potential securities law liability would result in financial losses and divert management’s attention to business.

Many aspects of the Company’s business involve substantial risks of liability. There has been an increase in litigation and arbitration within the securities industry in recent years, including class action suits seeking substantial damages. The Company is subject to potential claims by dissatisfied customers, including claims alleging they were damaged by improper sales practices such as unauthorized trading, sale of unsuitable securities, use of false or misleading statements in the sale of securities, mismanagement and breach of fiduciary duty. National Securities may be liable for the unauthorized acts of its retail brokers if it fails to adequately supervise their conduct. As an underwriter, the Company may be subject to substantial potential liability under federal and state law and court decisions, including liability for material misstatements and omissions in securities offerings. The Company may be required to contribute to a settlement, defense costs or a final judgment in legal proceedings or arbitrations involving a past underwriting and in actions that may arise in the future. National Securities carries “Errors and Omissions” insurance to protect against arbitrations; however, the policy is limited in items and amounts covered and there can be no assurance that it will cover a particular complaint. The adverse resolution of any legal proceedings involving the Company could have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

The Company depends on senior employees and the loss of their services could harm our business.

The Company depends on the continued services of its management team, particularly Mark Goldwasser, the Company’s Chairman, President and Chief Executive Officer, as well as its ability to hire additional members of management, and to retain and motivate its other officers and key employees. In July 2003, the compensation committee of the Company and Mr. Goldwasser agreed to enter into an employment agreement for an annual base salary of $300,000. Mr. Goldwasser has been salaried at that rate since July 2003. In March 2006, the compensation committee of the Company and Mr. Goldwasser entered into a three year employment agreement for an annual base salary of $350,000. The term of the agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 90-day prior notice of termination is provided by either Mr. Goldwasser or the Company. The Company’s future success also depends on its continuing ability to attract and retain highly qualified personnel.

The Company faces significant competition for registered representatives.

From time to time registered representatives affiliated with National may choose to leave our company to pursue other opportunities. The level of competition for registered representatives remains intense. The loss of a significant number of registered representatives could materially and adversely affect the Company’s operating results.

The price of the common stock is volatile.

The price of the common stock has fluctuated substantially. (See “Market Price Of Our Common Stock”). The market price of the common stock may be highly volatile as a result of factors specific to the Company and the securities markets in general. Factors affecting volatility may include: variations in the Company’s annual or quarterly financial results or those of its competitors; economic conditions in general; and changes in applicable laws or regulations, or their judicial or administrative interpretations affecting the Company or its subsidiary or the securities industry. In addition, volatility of the market price of the common stock is further affected by its thinly traded nature.

We have restricted shares outstanding that may depress the price of the common stock.

As of March 31, 2006, of the 5,223,968 outstanding shares of common stock, 2,009,755 shares may be deemed restricted shares and, in the future, may be sold in compliance with Rule 144 under the Securities Ac of 1933, as amended (the “Securities Act”). Rule 144 provides that a person holding restricted securities for one year may sell shares in brokerage transactions, subject to limitations based on the number of shares outstanding and trading volume. A person who is not affiliated with us and who has held restricted securities for two years is not subject to these limitations as long as the other conditions of Rule 144 are met. Such sales may have a depressive effect on the price of the common stock in the open market.

The Company’s principal shareholders including our directors and officers control a large percentage of our shares of common stock and can significantly influence our corporate actions.

As of March 31, 2006, the Company’s executive officers, directors and/or entities that these individuals are affiliated with, and certain more than 5% shareholders, own approximately 49% of our common stock, including shares of common stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock, and excluding stock options, convertible promissory notes and warrants. Accordingly, these individuals and entities will be able to significantly influence most, if not all, of our corporate actions, including the election of directors, the appointment of officers, and potential merger or acquisition transactions.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believes,” “does not believe,” “plans,” “expects,” “intends,” “estimates,” “anticipates” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under “Risk Factors” beginning on page 2. You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, in the materials incorporated by reference into this prospectus, or in our press releases.

No forward-looking statement is a guarantee of future performance, and you should not place undue reliance on any forward-looking statement.

USE OF PROCEEDS

The proceeds from the sale of the common stock offered in this prospectus are solely for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of the shares by the selling stockholders. However, we will receive the exercise price of any common stock we sell to the selling stockholders upon exercise by them of their warrants. If warrants to purchase all of the underlying 2,565,357 shares of common stock are exercised for cash, we would receive approximately $3,280,090 of total proceeds, before expenses, subject to any adjustment due to the anti-dilution provisions of the warrants. The selling stockholders are not obligated to exercise the warrants, and if none are exercised we will not receive any proceeds. In the event that any or all of the warrants are exercised, the proceeds will be used for general corporate purposes.

DESCRIPTION OF OUR COMMON STOCK

As of the date of this prospectus, we are authorized to issue 30,000,000 shares of common stock par value $0.02 per share, and 200,000 shares of preferred stock, par value $0.01 per share, 50,000 of which have been designated as Series A Convertible Preferred Stock and 20,000 of which have been designated as Series B Convertible Preferred Stock.

As of March 31, 2006, we had 5,223,968 shares of common stock issued and outstanding, and had reserved an additional (1) 2,565,357 shares of common stock for issuance upon exercise of outstanding warrants, (2) 1,000,000 shares of common stock for issuance upon conversion of our 11% convertible promissory notes, (3) 2,825,280 shares of common stock for issuance upon conversion of our Series A Preferred Stock, (4) 1,333,333 shares of common stock for issuance upon conversion of our Series B Preferred Stock, and (5) 932,000 shares of common stock for issuance under our 2001 Stock Option Plan.

Voting Rights. Each holder of shares of common stock shall be entitled to one vote for each share of such common stock held by such holder, and voting power with respect to all classes of our securities shall be vested solely in the common stock. Under our By-laws, the holders of a majority of the voting power of our issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by our certificate of incorporation. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of our issued and outstanding stock entitled to vote thereon, present in person or represented by proxy, shall decide any questions brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation or of the By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Special Meetings of Stockholders. A special meeting of stockholders may be called at any time by the Board of Directors or the Chairman of the Board, if one shall have been elected, or the President and shall be called by the Secretary upon the request in writing of a stockholder or stockholders holding of record at least 33-1/3 % of the voting power of our issued and outstanding shares of stock entitled to vote at such meeting.

Stockholder action by written consent. Our certificate of incorporation provides that any action required to be taken at any annual or special meeting of the holders of common stock, may be taken by written consent without a meeting, provided that such written consent is signed by the holders of all of the outstanding shares of common stock.

Dividends. Subject to the dividend rights of the outstanding shares of issued and outstanding preferred stock, holders of common stock are entitled to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available for such purposes. No dividends shall be paid on any shares of common stock unless the same dividend is paid on all shares of common stock outstanding at the time of such payment.

Rights upon Liquidation, Dissolution or Winding Up. In the event of any distribution of assets upon liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably and equally all of our assets and funds remaining after payment to the holders of our preferred stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

Other Rights. Holders of common stock have no subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. Accordingly, if we were to elect to sell additional shares of common stock, persons acquiring common stock in this offering would have no right to purchase additional shares and, as a result, their percentage equity interest in National Holdings would be reduced.

Certain Provisions of Delaware Law and National Holdings’ Certificate of Incorporation and By-Laws

A number of provisions of our certificate of incorporation and By-laws concern matters of corporate governance and the rights of stockholders. Certain of these provisions, as well as the ability of our Board of Directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain stockholders may deemed to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of our Board to issue preferred stock without further stockholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contests, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of the common stock. The Board of Directors believes these provisions are appropriate to protect the interests of National Holdings Corporation and all of its stockholders.

Number of Directors; Filling Vacancies. Our certificate of incorporation and By-laws provide that the number of directors constituting the board of directors will be determined by the affirmative vote of the entire Board of Directors or by action of our stockholders. Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

Classification of Directors. Our By-laws provide that the directors shall be classified in respect to the time for which they shall severally hold office, by dividing them into three classes. The number of directors in each class shall be as nearly equal as possible. At each annual election, any vacancy in any class of directors may be filled and successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. In the event the number of directors is increased, election may be made to a class of directors with terms expiring in three years or less in order to maintain proportionate equality between the classes. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there are vacancies in the board of directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

Amendments to By-laws. Our By-laws provide that they may be amended or repealed or new by-laws may be adopted by action of the stockholders entitled to vote thereon at any annual or special meeting of stockholders or by action of the Board of Directors at a regular or special meeting thereof.

Section 203 of the DGCL. We are subject to Section 203 of the Delaware General Corporation Law. Under this provision, we may not engage in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such time our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to some exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Our common stock is issued in registered form, and our transfer agent is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401.

MARKET PRICE OF OUR COMMON STOCK

On March 20, 2006, our common stock commenced trading under the symbol “NHLD” on the OTCBB reflecting the Company’s name change. Quotations on the OTCBB reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. From November 1, 2004 to March 17, 2006, our common stock traded on the OTCBB under the symbol “OLYD”. Previously, our common stock traded on the AMEX under the symbol “OLY”.

The following table sets forth the high and low closing sales prices for the common stock as reported on the AMEX for the period from October1, 2003 to October 31, 2004, and as reported on the OTCBB for the period from November 1, 2004 to March 31, 2006.
Period	High	Low

October 1, 2003/December 31, 2003	$1.69	$1.17
January 1, 2004/March 31, 2004	$3.13	$1.30
April 1, 2004/June 30, 2004	$2.50	$1.35
July 1, 2004/September 30, 2004	$1.85	$0.60

October 1, 2004/December 31, 2004	$1.10	$0.41
January 1, 2005/March 31, 2005	$1.35	$0.85
April 1, 2005/June 30, 2005	$1.40	$0.95
July 1, 2005/September 30, 2005	$1.15	$0.70

October 1, 2005/December 31, 2005	$1.20	$0.53
January 1, 2006/March 31, 2006	$1.60	$0.75

The closing price of the common stock on April 26, 2006, as quoted on the OTCBB, was $1.27 per share.

As of April 26, 2006, the Company had approximately 1,000 stockholders, including those stockholders holding stock in street name and trust accounts.

SELLING STOCKHOLDERS

Background

We issued shares of common stock, Series A Preferred Stock convertible into shares of common stock, Series B Preferred Stock convertible into shares of common stock, 11% convertible promissory notes convertible into shares of common stock and warrants exercisable into shares of common stock to certain selling stockholders in the following private transactions:

•	Private Offerings

o
In the second quarter of fiscal year 2006, we consummated a private offering of our securities to an accredited investor pursuant to Rule 506 of Regulation D under the Securities Act. We issued an aggregate of 159,090 shares of our common stock to Bedford Oak Partners, LP, at a price of $1.10 per share. We agreed to include the shares of common stock in the registration statement which this prospectus is a part.

o
In the second quarter of fiscal year 2006, we consummated a private offering of our securities to a limited number of accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. We issued an aggregate of 10,000 shares of our newly created Series B Preferred Stock, which is convertible into common stock at a price of $.75 per share, and $1,000,000 in principal amount of five-year, 11% convertible promissory notes, which are convertible into common stock at a price of $1.00 per share, to St. Cloud Capital Partners, L.P., Fred B. Tarter and Lois Tarter JTWROS and GKW Unified Holdings, LLC. Such noteholders received five-year warrants to purchase an aggregate of 300,000 shares of common stock at an exercise price of $1.00 per share. Marshall S. Geller, the Senior Managing Member of SCGP, LLC, the General Partner of St. Cloud, became a member of the Board of Directors of the Company simultaneous with the closing of the private offering. We agreed to include the shares of common stock issuable upon conversion of the Series B Preferred Stock and the 11% convertible promissory notes and upon exercise of the warrant in the registration statement which this prospectus is a part.

o
In the fourth quarter of fiscal year 2004, we consummated a private offering of our securities to a limited number of accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. Each unit in the private offering consisting of two shares of common stock and one three-year warrant to purchase one share of common stock at a per share price of $1.50.

▪
On August 16, 2004, we issued an aggregate of 446,875 units in the private offering for $715,000 to investors consisting of Agricultural Benefits Assist III Inc., Bertram H. & Patricia S. Witham, Jeffery Allard, Joseph Cavegn, Louis Steinmetz, Ralph W. Gitz, Richard Mileham, Terrance Sayles, The Living Trust of Dale E. Kann and Vita Pure. Each unit sold for $1.60 and consisted of two shares of common stock and one three-year warrant to purchase one share of common stock at a per share price of $1.50. We agreed to prepare and file a registration statement for the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants.

▪
On August 26, 2004, we issued an aggregate of 102,812 units in the private offering for $164,500 to investors consisting of Charles N. Schumann, Dudley B. Frank, F.N. Holdings Ltd., Jason Silcox, Jay & Judith Silberman, Robert Brandt and Stephen Jones. Each unit sold for $1.60 and consisted of two shares of common stock and one three-year warrant to purchase one share of common stock at a per share price of $1.50. We agreed to prepare and file a registration statement for the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants.

▪
On September 8, 2004, we issued an aggregate of 75,313 units in the private offering for $120,500 to investors consisting of Michael J. Lane. Each unit sold for $1.60 and consisted of two shares of common stock and one three-year warrant to purchase one share of common stock at a per share price of $1.50. We agreed to prepare and file a registration statement for the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants.

▪
On September 8, 2004, we issued to National Securities, in consideration for National Securities acting as the placement agent for the private offering, warrants to purchase 62,500 shares of common stock exercisable at $0.80 per share. These warrants were realloted by National Securities to Michael Burkoff, Christian Coluccio, Steven Jones, Roger Monteforte, Maurizio Panichi, Frantz Pierre, Dario Rodriquez and James Vivona, registered representatives of National Securities, as indicated in the selling stockholder table below. We agreed to prepare and file a registration statement for the resale of the shares of common stock issuable upon exercise of the warrants.

o
In the second quarter of fiscal year 2004, we consummated a private offering of our securities to a limited number of accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. Each unit in the private offering consisting of a 10% $50,000 principal amount senior subordinated promissory note and a warrant to purchase 10,000 shares of common stock at $1.50 per share.

▪
On February 25, 2004, we issued a $50,000 three-year, 10% senior subordinated promissory note to Jeffrey C. Fernyhough. Mr. Fernyhough received a three-year warrant to purchase 10,000 shares of common stock at an exercise price of $1.50 per share. We agreed to include the shares of common stock issuable upon exercise of the warrants in the registration statement which this prospectus is a part.

▪
On February 18, 2004, we issued an aggregate of $550,000 three-year, 10% senior subordinated promissory notes to Barcombe Investments Limited and Shampan Lamport Financial Holdings LLC. Barcombe Investments Limited received a three-year warrant to purchase 50,000 shares of common stock at an exercise price of $1.50 per share and Shampan Lamport Financial Holdings LLC received a three-year warrant to purchase 60,000 shares of common stock at an exercise price of $1.50 per share. We agreed to include the shares of common stock issuable upon exercise of the warrants in the registration statement which this prospectus is a part

▪
On February 13, 2004, we issued a $250,000 three-year, 10% senior subordinated promissory note to Branscombe Investments Limited. Branscombe Investments Limited received a three-year warrant to purchase 50,000 shares of common stock at an exercise price of $1.50 per share. We agreed to include the shares of common stock issuable upon exercise of the warrants in the registration statement which this prospectus is a part.

o
On January 13, 2004, we consummated a private offering of our securities to a limited number of accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. We issued an aggregate of $200,000 of three-year, 10% senior subordinated promissory notes to Arthur H. Dunkin, Richard S. Portnoy, Richard N. Stewart and Kevin Lemack and Laurie Lemack, Joint Tenants. Such noteholders received three-year warrants to purchase an aggregate of 50,000 shares of common stock at an exercise price of $1.40 per share. In December 2004, the Company rescinded a note in the principal amount of $25,000 and a warrant to purchase 6,250 shares of common stock. In March 2006, the Company prepaid in full the remaining notes in the aggregate principal amount of $175,000, plus interest accrued and unpaid thereon. We agreed to include the shares of common stock issuable upon exercise of the warrant in the registration statement which this prospectus is a part.

o
 In the first quarter of fiscal year 2003, we consummated a private offering of our securities to a limited number of accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. Each unit in the private offering sold for $0.65 and consisted of one share of our common stock and one three-year warrant, which was extended in December 2005 for a fourth year, to purchase one share of our common stock at a per share price of $1.25. Net proceeds of $554,500 closed in the first quarter of fiscal year 2003, and we issued 1,016,186 shares of common stock and 1,016,186 warrants.

▪
On December 23, 2002, we issued an aggregate of 130,770 units in the private offering for $85,000 to investors consisting of Benjamin Haimowitz and Naomi Haimowitz, Kevin Deane, Mark Ginsburg and Michael Cushing. Each unit sold for $0.65 and consisted of one share of common stock and one three-year warrant to purchase one share of common stock at a per share price of $1.25. We agreed to prepare and file a registration statement for the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants.

▪
On December 23, 2002, we issued to National Securities, in consideration for National Securities acting as the placement agent for the private offering, warrants to purchase 13,077 shares of common stock exercisable at $0.65 per share and warrants to purchase 13,077 shares of common stock exercisable at $1.25 per share. These warrants were realloted by National Securities to, among others, Scott Martinson, Sara Wheldon and Eric James, registered representatives of National Securities, as indicated in the selling stockholder table below. We agreed to prepare and file a registration statement for the resale of the shares of common stock issuable upon exercise of the warrants.

▪
On November 27, 2002, we issued an aggregate of 885,416 units in the private offering for $575,520 to investors consisting of William Worrell, Jr., Barbara Hulse, Seymour Lippman, Chris Dewey, David Coates, Judy Uman, Bruce W. Durkee & Kathy Durkee, I. Michael Goodman, Ralph Gitz, Martens Maarten and Ronald Kurt Ebert. Each unit sold for $0.65 and consisted of one share of common stock and one three-year warrant to purchase one share of common stock at a per share price of $1.25. We agreed to prepare and file a registration statement for the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants.

▪
On November 27, 2002, we issued to National Securities, in consideration for National Securities acting as the placement agent for the private offering, warrants to purchase 88,542 shares of common stock exercisable at $0.65 per share and warrants to purchase 88,542 shares of common stock exercisable at $1.25 per share. These warrants were realloted by National Securities to Roger Monteforte, Paul Sinno, Mike Bergin, Robert Setteducati, Thomas Parigian, Mark Goldwasser, Frantz Pierre and Lenny Bila, registered representatives of National Securities, as indicated in the selling stockholder table below. We agreed to prepare and file a registration statement for the resale of the shares of common stock issuable upon exercise of the warrants.

•
Investment Transaction. On December 28, 2001, we completed a series of transactions under which certain new investors obtained a significant ownership in us through purchasing 15,725 shares of Series A Preferred Stock for consideration of $1,572,500 ($100 per share) and by purchasing 285,000 shares of common stock from Steven A. Rothstein, our former Chairman, Chief Executive Officer and principal shareholder, and affiliates. The purchasers in the investment transaction were Triage Partners LLC (“Triage”) (of which Steven B. Sands, a former Chairman of the Company, is the manager and a member) and One Clark LLC (of which Mark Goldwasser, our Chairman, President and Chief Executive Officer, is the manager) who participated on a equal pro-rata basis with respect to the preferred stock purchase. The Series A Preferred Stock is convertible into common stock at a price of $1.50 per share. As part of the investment transaction, Triage purchased 285,000 shares of common stock from Mr. Rothstein and his affiliates at a price of $1.50 per share. The shares sold by Mr. Rothstein represented a majority of common stock beneficially owned by Mr. Rothstein. We agreed to include the shares issuable upon conversion of the Series A Preferred Stock in the registration statement which this prospectus is a part.

o
Concurrent with the investment transaction, two unrelated individual noteholders, Gregory P. Kusnick and Karen Jo Gustafson, as Joint Tenants with Right of Survivorship, and Gregory C. Lowney and Maryanne K. Snyder, as Joint Tenants with Right of Survivorship, holding $2.0 million of our debt converted one-half of the principal amount of such debt into the same class of Series A Preferred Stock that was sold in the investment transaction. In exchange for the instruments evidencing $1.0 million of the $2.0 million of the promissory notes and previously issued warrants to purchase 100,000 shares of common stock with an exercise price of $5.00 per share, each noteholder was issued 5,000 shares of Series A Preferred Stock, a warrant to purchase 50,000 shares of common stock with an exercise price of $1.75 per share and a warrant to purchase 50,000 shares of common stock with an exercise price of $5.00 per share. In January 2004, the two noteholders extended the maturity dates on the notes from January 25, 2004 to July 31, 2005. As a result, each of the noteholders’ warrants to purchase, in the aggregate, 100,000 shares of common stock at a price of $5.00 per share expiring on February 1, 2004 was repriced to $1.25 per share, and the expiration date of such warrants was extended to July 31, 2005. In August 2005, the two noteholders extended the maturity date on the $1.0 million of notes from July 31, 2005 to July 31, 2007. Additionally, each of the noteholders’ warrants to purchase, in the aggregate, 100,000 shares of common stock at a price of $1.75 per share expiring on July 31, 2005 was repriced to $1.25 per share, and the expiration date of such warrants was extended to July 31, 2007. The expiration date for the noteholders’ warrants to purchase, in the aggregate, an additional 100,000 shares of common stock at a price of $1.25 per share was also extended from July 31, 2005 to July 31, 2007. In January 2006, we used $1.0 million of the proceeds from the private offering consummated in the second quarter of fiscal year 2006 to prepay in full the $1.0 million of notes. We agreed to include the shares issuable upon conversion of the Series A Preferred Stock and the shares issuable upon exercise of the warrants in the registration statement which this prospectus is a part.

•	Miscellaneous Transactions.

o
On December 22, 2005, the Company issued to Julia Dashevskaya, Matthew Weppler, Jillian Doyle, Diane John, Patricia Skinner, Renee Johnson, John Lawless, Gail O’Connell, Sonia Rivera-Mass, James Gregory, Matthew Portes, Naomi Lule, Steven McClurg, Hailey Austin, Rodney Tameno, Julie Gay, Ciaran McGee, Denise Quealey, Jo Vermillion, Kandi Hebert and Paul Jensen, each a National Securities employee, an aggregate amount of 19,000 restricted shares of common stock of the Company shares as partial payment of a bonus for calendar year 2005. We agreed to include these shares in the registration statement which this prospectus is a part.

o
In connection with Steven Sands’ resignation as Chairman and as a director of the Company, on April 1, 2005, the Company issued to his designee, Triage, a three-year warrant to purchase 50,000 shares of the Company’s common stock at $1.25 per share. We agreed to include the shares of common stock issuable upon exercise of the warrants in the registration statement which this prospectus is a part.

o
In March 2005, we issued 10,000 shares of common stock to Ken Hersh, in connection with the settlement of a claim. We agreed to include the shares of common stock in the registration statement which this prospectus is a part.

o
In February 2005, we issued 20,000 shares of common stock to Kelly J. Moller and 10,000 shares of common stock to Scarlett & Gucciardo, P.A., in connection with an arbitration settlement. We agreed to include the shares of common stock in the registration statement which this prospectus is a part.

o
In September 2004, we issued 100,000 shares of common stock to Bahjat J. Ukra, in connection with an arbitration settlement. We agreed to include the shares of common stock in the registration statement which this prospectus is a part.

o
In December 2003, certain selling stockholders including William Worrell, Jr., Barbara Hulse, Seymour Lippman, David Coates, Bruce W. Durkee & Kathy Durkee, Ralph Gitz, Martens Maarten, Ronald Kurt Ebert, Judy Uman and D’Ancona & Pflaum, LLC, sold an aggregate 622,081 shares of common stock to certain other selling stockholders including Arthur Dunkin, Victor M. Dandridge, Selwyn Capital Management, Adelman Limited Family Trust, Miles J. Newman, Dennis Gardner, William C. Burnham IRA, Samuel A. Ruth, Peter J.L. Lawrence, Willem Hendrik Toet, David Jones and Karen Grace Jones, Community Property, Stephen Jones and Lawrence Jones, at a cash purchase price of $1.10 per share, for an aggregate purchase price of $684,289.10. We agreed to prepare and file a registration statement for the resale of the shares of common stock.

o
On August 13, 2002, we issued 600 shares of Series A Preferred Stock for $60,000 to the individual retirement account of Steven A. Rothstein, on the same terms and conditions as the equity sold to investors in the investment transaction. We agreed to include the shares issuable upon conversion of the Series A Preferred Stock in the registration statement which this prospectus is a part.

o
On July 31, 2002, we issued 1,500 shares of Series A Preferred Stock for $150,000 to the individual retirement account of Steven A. Rothstein, on the same terms and conditions as the equity sold to investors in the investment transaction. We agreed to include the shares issuable upon conversion of the Series A Preferred Stock in the registration statement which this prospectus is a part.

o
On November 28, 2001, we issued a warrant to purchase 5,000 shares of common stock exercisable at $5.00 per share to the individual retirement account of Steven A. Rothstein, pursuant to the terms of a $50,000 loan made in August 2001. We agreed to include the shares of common stock issuable upon exercise of the warrant in the registration statement which this prospectus is a part.

o
On January 25, 2001, we issued a warrant to purchase 75,000 shares of common stock at a per share price of $5.00 to Peter Rettman in connection with an aggregate of $2.0 million of demand notes issued by us in favor of Gregory P. Kusnick and Karen Jo Gustafson, as Joint Tenants with Right of Survivorship, and Gregory C. Lowney and Maryanne K. Snyder, as Joint Tenants with Right of Survivorship. On February 1, 2001, we issued a warrant to purchase 75,000 shares of common stock at a per share price of $5.00 to Peter Rettman in connection with a demand note for $1.0 million issued by us in favor of Mr. Rettman. Concurrent with the investment transaction, we re-priced the warrant to purchase 75,000 shares of common stock from a price of $5.00 per share to a price of $1.75 per share. In February 2004, the term of the $1.0 million secured demand note was extended to March 1, 2005. Upon completion of the note renewal, the warrant to purchase 75,000 shares of common stock at a price of $5.00 per share, that was to expire on February 1, 2004, was repriced to $1.25 per share, and the expiration date of such warrants was extended to July 31, 2005. The expiration date for the noteholder’s warrant to purchase an additional 75,000 shares of common stock at a price of $1.75 per share was also extended from January 25, 2004 to July 31, 2005. In February 2005, the term of the $1.0 million secured demand note was extended to March 1, 2006. In August 2005, the noteholder’s warrant to purchase 75,000 shares of common stock at a price of $1.75 per share, that was to expire on July 31, 2005, was repriced to $1.25 per share, and the expiration date of such warrant was extended to July 31, 2007. The expiration date for the noteholder’s warrant to purchase an additional 75,000 shares of common stock at a price of $1.25 per share was also extended from July 31, 2005 to July 31, 2007. We agreed to include the shares of common stock issuable upon exercise of the warrants in the registration statement which this prospectus is a part.

•
Stock Dividend. The holders of our Series A Convertible Preferred Stock, Steven A. Rothstein IRA, Triage Partners LLC, One Clark, LLC, Gregory P. Kusnick and Karen Jo Gustafson, as Joint Tenants with Right of Survivorship, and Gregory C. Lowney and Maryanne K. Snyder, as Joint Tenants with Right of Survivorship, are entitled to receive dividends on a quarterly basis at a rate of 9% per annum, per share. Such dividends are cumulative and accrue whether or not declared by our Board of Directors, but are payable only when, as and if declared. In March 2004, our Board of Directors declared an in-kind dividend in the aggregate of 3,352 shares of Series A Preferred Stock to the holders of our Series A Convertible Preferred Stock. Such shares were issued on March 31, 2004. In March 2005, our Board of Directors declared an in-kind dividend in the aggregate of 2,143 shares of Series A Preferred Stock to the holders of our Series A Convertible Preferred Stock. Such shares were issued on April 30, 2005. In March 2006, our Board of Directors declared an in-kind dividend in the aggregate of 1,996 shares of Series A Preferred Stock to the holders of our Series A Convertible Preferred Stock. Such shares will be issued on April 30, 2006.

Table

The following table sets forth the number of shares of common stock owned by each of the selling stockholders as of the date of this prospectus, the number of shares owned by them covered by this prospectus and the amount and percentage of shares to be owned by each selling stockholder after the sale of all of the shares offered by this prospectus. The table also sets forth the number of shares of common stock certain selling stockholders will receive upon conversion of the Series A Preferred Stock and the Series B Preferred Stock, upon conversion of the 11% convertible promissory notes and upon exercise of warrants. Except as indicated below, none of the selling stockholders has had any position, office or other material relationship with us within the past three years other than as a result of the ownership of our shares or other securities. The information included below is based on information provided by the selling stockholders. Because the selling stockholders may offer some or all of their shares, no definitive estimate as to the number of shares that will be held by the selling stockholders after such offering can be provided and the following table has been prepared on the assumption that all shares of common stock offered hereby will be sold.

The applicable percentages of ownership are based on an aggregate of 5,223,968 shares of common stock issued and outstanding on March 31, 2006. This number does not include shares of common stock issuable upon conversion of the of Series A Preferred Stock, shares of common stock issuable upon conversion of the shares of Series B Preferred Stock, shares of common stock issuable upon conversion of 11% convertible promissory notes and shares of common stock issuable upon exercise of outstanding warrants and options held by the selling stockholders.

Name	Shares Owned	Shares Which May Be Acquired Upon Exercise Of Warrants	Percentage of Shares Owned Before Offering (1)	Shares Offered	Shares Owned After Offering (2)	Percentage of Shares Owned After Offering (3)
Steven A. Rothstein IRA	488,643 (4)	5,000 (5)	9.08%	212,280 (4)(5)	281,363	5.39%
Triage Partners LLC	1,084,040 (6)	50,000 (7)	18.67%	849,040 (6)(7)	285,000	5.46%
One Clark LLC	798,960 (8)	0	13.27%	798,960 (8)	0	0
Gregory P. Kusnick and Karen Jo Gustafson, as Joint Tenants with Right of Survivorship	510,000 (9)	100,000 (10)	10.46%	610,000 (9)(10)	0	0
Gregory C. Lowney and Maryanne K. Snyder, as Joint Tenants with Right of Survivorship	510,000 (9)	100,000 (10)	10.46%	610,000 (9)(10)	0	0
St. Cloud Capital Partners, L.P.	1,983,333 (11)	255,000(12)	30.00%	2,238,333 (11)(12)	0	0
Fred B. Tarter & Lois Tarter JTWROS	116,667 (13)	15,000(14)	2.46%	131,667 (13)(14)	0	0
GKW Unified Holdings, LLC	233,333 (15)	30,000(16)	4.80%	263,333 (15)(16)	0	0
William Worrell, Jr.	153,848	0	2.95%	153,848	0	0
Barbara Hulse IRA	24,040	61,540 (17)	1.62%	85,580 (17)	0	0
Seymour Lippman	0	76,924 (18)	1.45%	76,924 (18)	0	0
Chris Dewey	76,924	76,924 (19)	2.90%	153,848 (19)	0	0
David Coates	120,346	0	2.30%	120,346	0	0
Judy Uman	0	38,462 (20)	*	38,462 (20)	0	0
Bruce W. Durkee & Kathy Durkee	28,100	61,600 (21)	1.70%	89,700 (21)	0	0
I. Michael Goodman	0	76,923 (22)	1.45%	76,923 (22)	0	0
Martens Maarten	43,424	76,924 (23)	2.27%	120,348 (23)	0	0
Ronald Kurt Ebert	0	31,500 (24)	*	31,500 (24)	0	0
Benjamin Haimowitz and Naomi Haimowitz	10,000	20,769 (25)	*	30,769 (25)	0	0
Kevin Deane	0	38,462 (26)	*	38,462 (26)	0	0
Mark Ginsburg	0	23,077 (27)	*	23,077 (27)	0	0
Michael Cushing	35,462	38,462 (28)	1.40%	73,924 (28)	0	0
Roger Monteforte	0	61,983 (29)	1.17%	61,983 (29)	0	0
Paul Sinno	0	28,010 (30)	*	28,010 (30)	0	0
Mike Bergin	0	8,090 (31)	*	8,090 (31)	0	0
Robert Setteducati	0	8,088 (32)	*	8,088 (32)	0	0
Thomas Parigian	0	8,088 (33)	*	8,088 (33)	0	0
Mark Goldwasser	46,300 (34)	15,386 (35)	1.18%	15,386 (35)	46,300 (34)	*
Frantz Pierre	0	24,663 (36)	*	24,663 (36)	0	0

Name	Shares Owned	Shares Which May Be Acquired Upon Exercise Of Warrants	Percentage of Shares Owned Before Offering (1)	Shares Offered	Shares Owned After Offering (2)	Percentage of Shares Owned After Offering (3)
Lenny Bila	0	25,950 (37)	*	25,950 (37)	0	0
New York/GT Asset Management Inc.	7,965	7,965 (38)	*	15,930 (38)	0	0
Scott Martinson	3,581	3,581 (39)	*	7,162 (39)	0	0
Sara Wheldon	0	6,138 (40)	*	6,138 (40)	0	0
Eric James	0	10,000 (41)	*	10,000 (41)	0	0
Michael Burkoff	0	7,813 (42)	*	7,813 (42)	0	0
James Vivona	0	1,562 (43)	*	1,562 (43)	0	0
Maurizio Panichi	0	7,969 (44)	*	7,969 (44)	0	0
Dario Rodriquez	0	12,156 (45)	*	12,156 (45)	0	0
Christian Coluccio	0	6,250 (46)	*	6,250 (46)	0	0
Agricultural Benefits Assist III Inc.	125,000	62,500 (47)	3.55%	187,500 (47)	0	0
Bertram H. Witham and Patricia S. Witham	31,250	15,625 (48)	*	46,875 (48)	0	0
Charles N. Schumann	25,000	12,500 (49)	*	37,500 (49)	0	0
Dudley B. Frank	0	18,750 (50)	*	18,750 (50)	0	0
F.N. Holdings Ltd.	61,250	30,625 (51)	1.75%	91,875 (51)	0	0
Jason Silcox	31,250	15,625 (52)	*	46,875 (52)	0	0
Jay Silberman and Judith Silberman	31,250	15,625 (53)	*	46,875 (53)	0	0
Jeffery Allard	0	15,625 (54)	*	15,625 (54)	0	0
Joseph Cavegn	0	12,500 (55)	*	12,500 (55)	0	0
Louis Steinmetz	31,250	15,625 (56)	*	46,875 (56)	0	0
Ralph W. Gitz	150,000	228,848 (57)	6.95%	378,848 (57)	0	0
Richard Mileham	62,500	31,250 (58)	1.78%	93,750 (58)	0	0
Robert Brandt	0	4,687 (59)	*	4,687 (59)	0	0
Stephen Jones	20,000	5,500 (60)	*	25,500 (60)	0	0
Terrance Sayles	62,500	31,250 (61)	1.78%	93,750 (61)	0	0
The Living Trust of Dale E. Kann	75,000	62,500 (62)	2.60%	137,500 (62)	0	0
Vita Pure	250,000	125,000 (63)	7.01%	375,000 (63)	0	0
Michael J. Lane	150,625	75,313 (64)	4.26%	225,938 (64)	0	0
Peter Rettman	0	150,000 (65)	2.79%	150,000 (65)	0	0
Arthur H. Dunkin	20,100	12,500 (66)	*	32,600 (66)	0	0
Richard S. Portnoy	0	12,500 (67)	*	12,500 (67)	0	0
Richard N. Stewart	0	12,500 (68)	*	12,500 (68)	0	0
Kevin Lemack and Laurie Lemack, Joint Tenants	0	6,250 (69)	*	6,250 (69)	0	0
Barcombe Investments Limited	0	50,000 (70)	*	50,000 (70)	0	0
Branscombe Investments Limited	0	50,000 (71)	*	50,000 (71)	0	0

Name	Shares Owned	Shares Which May Be Acquired Upon Exercise Of Warrants	Percentage of Shares Owned Before Offering (1)	Shares Offered	Shares Owned After Offering (2)	Percentage of Shares Owned After Offering (3)
Shampan Lamport Financial Holdings, Inc.	0	60,000 (72)	1.14%	60,000 (72)	0	0
Jeffrey C. Fernyhough	0	10,000 (73)	*	10,000 (73)	0	0
Andrew Fishbone	0	2,000 (74)	*	2,000 (74)	0	0
Julia Dashevskaya	1,000	0	*	1,000	0	0
Matthew Weppler	750	0	*	750	0	0
Jillian Doyle	250	0	*	250	0	0
Diane John	750	0	*	750	0	0
Patricia Skinner	1,000	0	*	1,000	0	0
Renee Johnson	1,000	0	*	1,000	0	0
John Lawless	1,000	0	*	1,000	0	0
Gail O’Connell	1,000	0	*	1,000	0	0
Sonia Rivera-Massa	500	0	*	500	0	0
James Gregory	1,250	0	*	1,250	0	0
Matthew Portes	1,250	0	*	1,250	0	0
Naomi Lule	1,250	0	*	1,250	0	0
Steven McClurg	1,250	0	*	1,250	0	0
Hailey Austin	500	0	*	500	0	0
Rodney Tameno	750	0	*	750	0	0
Julie Gay	1,250	0	*	1,250	0	0
Ciaran McGee	1,000	0	*	1,000	0	0
Denise Quealey	1,000	0	*	1,000	0	0
Jo Vermillion	1,000	0	*	1,000	0	0
Kandi Hebert	750	0	*	750	0	0
Paul Jensen	500	0	*	500	0	0
Scott McKeever	10,000	0	*	10,000	0	0
Linda Weeden	5,000	0	*	5,000	0	0
Peter J.L. Lawrence	26,000	0	*	26,000	0	0
David Jones and Karen Grace Jones, Community Property	10,000	0	*	10,000	0	0
Lawrence Jones	10,000	0	*	10,000	0	0
Bahjat J. Ukra	100,000	0	1.91%	100,000	0	0
Kelly J. Moller	20,000	0	*	20,000	0	0
Scarlett & Gucciardo, P.A.	10,000	0	*	10,000	0	0
Ken Hersh	10,000	0	*	10,000	0	0
Bedford Oak Partners, LP	159,090	0	3.05%	159,090	0	0
TOTAL	7,781,031	2,565,357	-	9,733,725	612,663	-

__________
* Less than 1%

(1)
Calculated based on Rule 13d-3(d)(i). In calculating this amount for each selling stockholder, we treated as outstanding the number of shares of common stock issuable upon exercise of that selling stockholder’s warrants, the number of shares of common stock issuable upon conversion of that selling stockholder’s 11% convertible promissory notes, the number of shares of common stock issuable upon conversion of that selling stockholder’s Series A Preferred Stock and/or the number of shares of common stock issuable upon conversion of that selling stockholder’s Series B Preferred Stock but we did not assume exercise of any other selling stockholder’s warrants or conversion of any other selling stockholder’s 11% convertible promissory notes, Series A Preferred Stock or Series B Preferred Stock.

(2)	Assumes sale of all shares offered by the selling stockholder.
(3)
Calculated based on Rule 13d-3(d)(i). In calculating this amount for each selling stockholder, we treated as outstanding 2,825,280 shares of common stock issuable upon conversion of 35,316 shares of Series A Preferred Stock, 1,333,333 shares of common stock issuable upon conversion of 10,000 shares of Series B Preferred Stock, 1,000,000 shares of common stock issuable upon exercise of that selling stockholder’s 11% convertible promissory notes and the 2,565,357 shares of common stock issuable upon exercise of that selling stockholder’s warrants, but we did not assume exercise of any other selling stockholder’s warrants.

(4)
Includes 207,280 shares of common stock issuable upon conversion of 2,591 shares of Series A Preferred Stock issued to Steven A. Rothstein IRA in connection with private placement transactions and subsequent in-kind dividends on the Series A Preferred Stock. Mr. Rothstein is a former Chairman, Chief Executive Officer and principal shareholder. Mr. Rothstein’s wife is the beneficiary of the Steven A. Rothstein IRA. Mr. Rothstein has voting control over the IRA shares.

(5)	Includes 5,000 shares of common stock issuable upon the exercise (at a price per share of $5.00) of a warrant issued to Steven A. Rothstein IRA in connection with a loan.
(6)
Includes 799,040 shares of common stock issuable upon conversion of 9,988 shares of Series A Preferred Stock issued in connection with a private placement transaction and subsequent in-kind dividends on the Series A Preferred Stock. Steven B. Sands, a former Chairman of the Company, and the manager and a member of Triage, has voting control over the shares.

(7)
Includes 50,000 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued to Triage in connection with the resignation of Steven B. Sands as our Chairman and as a director of the Company.

(8)
Includes 798,960 shares of common stock issuable upon conversion of 9,987 shares of Series A Preferred Stock issued in connection with a private placement transaction and subsequent in-kind dividends on the Series A Preferred Stock. Mark Goldwasser, our Chairman, President and Chief Executive Officer, and the manager of One Clark LLC, has voting control over the shares. See Footnotes 34 and 35 for beneficial ownership and ownership percentages of Mr. Goldwasser.

(9)
Includes 510,000 shares of common stock issuable upon conversion of 6,375 shares of Series A Preferred Stock issued in connection with a private placement transaction and subsequent in-kind dividends on the Series A Preferred Stock.

(10)	Includes 100,000 shares of common stock issuable upon the exercise (at a price per share of $1.25) of warrants issued in connection with a private placement transaction.
(11)
Includes 1,133,333 shares of common stock issuable upon conversion of 8,500 shares of Series B Preferred Stock and 850,000 shares of common stock issuable upon conversion of a 11% convertible promissory note in the principal amount of $850,000 issued in connection with a private placement transaction. Marshall S. Geller, a director of the Company, is the Senior Managing Member of SCGP, LLC, the General Partner of St. Cloud Capital Partners, L.P.

(12)	Includes 255,000 shares of common stock issued pursuant to the exercise (at a price per share of $1.00) of a warrant issued in connection with a private placement transaction.
(13)
Includes 66,667 shares of common stock issuable upon conversion of 500 shares of Series B Preferred Stock and 50,000 shares of common stock issuable upon conversion of a 11% convertible promissory note in the principal amount of $50,000 issued in connection with a private placement transaction.

(14)	Includes 15,000 shares of common stock issued pursuant to the exercise (at a price per share of $1.00) of a warrant issued in connection with a private placement transaction.

(15)
Includes 133,333 shares of common stock issuable upon conversion of 1,000 shares of Series B Preferred Stock and 100,000 shares of common stock issuable upon conversion of a 11% convertible promissory note in the principal amount of $100,000 issued in connection with a private placement transaction.

(16)	Includes 30,000 shares of common stock issued pursuant to the exercise (at a price per share of $1.00) of a warrant issued in connection with a private placement transaction.
(17)	Includes 61,540 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(18)	Includes 76,924 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(19)	Includes 76,924 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(20)	Includes 38,462 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(21)	Includes 61,600 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(22)	Includes 76,923 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(23)	Includes 76,924 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(24)	Includes 31,500 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(25)	Includes 20,769 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(26)	Includes 38,462 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(27)	Includes 23,077 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(28)	Includes 38,462 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(29)
Includes 19,429 shares of common stock issuable upon the exercise (at a price per share of $0.65) of a warrant issued in connection with a private placement transaction, 19,429 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction and 23,125 shares of common stock issuable upon the exercise (at a price per share of $0.80) of a warrant issued in connection with a private placement transaction. Excludes shares of common stock issuable upon the exercise of options.

(30)
Includes 14,005 shares of common stock issuable upon the exercise (at a price per share of $0.65) of a warrant issued in connection with a private placement transaction and 14,005 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.

(31)
Includes 4,045 shares of common stock issuable upon the exercise (at a price per share of $0.65) of a warrant issued in connection with a private placement transaction and 4,045 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.

(32)
Includes 4,044 shares of common stock issuable upon the exercise (at a price per share of $0.65) of a warrant issued in connection with a private placement transaction and 4,044 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.

(33)
Includes 4,044 shares of common stock issuable upon the exercise (at a price per share of $0.65) of a warrant issued in connection with a private placement transaction and 4,044 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.

(34)
Mr. Goldwasser is our Chairman, President and Chief Executive Officer. Excludes shares of common stock beneficially owned by One Clark LLC, of which Mr. Goldwasser is the Manager, including 628,133 shares of common stock issuable upon conversion of 9,422 shares of Series A Preferred Stock issued in connection with a private placement transaction and subsequent in-kind dividends on the Series A Preferred Stock. See Footnote 8. Excludes shares of common stock issuable upon the exercise of options.

(35)
Includes 7,693 shares of common stock issuable upon the exercise (at a price per share of $0.65) of a warrant issued in connection with a private placement transaction and 7,693 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.

(36)
Includes 10,769 shares of common stock issuable upon the exercise (at a price per share of $0.65) of a warrant issued in connection with a private placement transaction, 10,769 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction and 3,125 shares of common stock issuable upon the exercise (at a price per share of $0.80) of a warrant issued in connection with a private placement transaction.

(37)
Includes 12,975 shares of common stock issuable upon the exercise (at a price per share of $0.65) of a warrant issued in connection with a private placement transaction and 12,975 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.

(38)	Includes 7,965 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(39)	Includes 3,581 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(40)
Includes 3,069 shares of common stock issuable upon the exercise (at a price per share of $0.65) of a warrant issued in connection with a private placement transaction and 3,069 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.

(41)	Includes 10,000 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction.
(42)	Includes 7,813 shares of common stock issuable upon the exercise (at a price per share of $0.80) of a warrant issued in connection with a private placement transaction.
(43)	Includes 1,562 shares of common stock issuable upon the exercise (at a price per share of $0.80) of a warrant issued in connection with a private placement transaction.
(44)	Includes 7,969 shares of common stock issuable upon the exercise (at a price per share of $0.80) of a warrant issued in connection with a private placement transaction.
(45)	Includes 12,156 shares of common stock issuable upon the exercise (at a price per share of $0.80) of a warrant issued in connection with a private placement transaction.
(46)	Includes 6,250 shares of common stock issuable upon the exercise (at a price per share of $0.80) of a warrant issued in connection with a private placement transaction.
(47)	Includes 62,500 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(48)	Includes 15,625 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(49)	Includes 12,500 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(50)	Includes 18,750 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(51)	Includes 30,625 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(52)	Includes 15,625 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(53)	Includes 15,625 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(54)	Includes 15,625 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.

(55)	Includes 12,500 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(56)	Includes 15,625 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(57)
Includes 75,000 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction and 153,848 shares of common stock issuable upon the exercise (at a price per share of $1.25) of a warrant issued in connection with a private placement transaction..

(58)	Includes 31,250 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(59)	Includes 4,687 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(60)	Includes 5,000 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(61)	Includes 31,250 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(62)	Includes 62,500 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(63)	Includes 125,000 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(64)	Includes 75,313 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(65)
Includes 150,000 shares of common stock issuable upon the exercise (at a price per share of $1.25) of warrants issued in connection with a private placement and a loan. Mr. Rettman is a member of our board of directors.

(66)	Includes 12,500 shares of common stock issuable upon the exercise (at a price per share of $1.40) of a warrant issued in connection with private placement transactions.
(67)	Includes 12,500 shares of common stock issuable upon the exercise (at a price per share of $1.40) of a warrant issued in connection with a private placement transaction.
(68)	Includes 12,500 shares of common stock issuable upon the exercise (at a price per share of $1.40) of a warrant issued in connection with a private placement transaction.
(69)	Includes 6,250 shares of common stock issuable upon the exercise (at a price per share of $1.40) of a warrant issued in connection with private placement transactions.
(70)	Includes 50,000 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(71)	Includes 50,000 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(72)	Includes 60,000 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(73)	Includes 10,000 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.
(74)	Includes 2,000 shares of common stock issuable upon the exercise (at a price per share of $1.50) of a warrant issued in connection with a private placement transaction.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

• a combination of any such methods of sale; and

• any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus has been passed upon for us by Littman Krooks LLP, 655 Third Avenue, New York, New York 10017.

EXPERTS

Our consolidated financial statements as of and for the years ended September 30, 2005, 2004 and 2003 incorporated into this prospectus by reference to our 2005 Annual Report on Form 10-K have been so incorporated in reliance on the report of Marcum & Kliegman LLP, a registered independent public accounting firm, given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, a registration statement on Form S-1, of which this prospectus is a part, under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of the documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

We are subject to the informational requirements of the Exchange Act, and, accordingly, file reports, proxy statements and other information with the SEC. The SEC maintains a web site at http://www.sec.gov that contains reports and information statements and other information regarding registrants that file electronically with the SEC. You may read and copy the registration statement, these reports and other information at the public reference facility maintained by the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information that we file with them. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the offering covered by this prospectus:

•	our Annual Report on Form 10-K for our fiscal year ended September 30, 2005, filed with the SEC on December 9, 2005;
•	our Quarterly Report on Form 10-Q for our fiscal quarter ended December 31, 2005, filed with the SEC on February 7, 2006;
•	our Current Reports on Form 8-K filed with the SEC on January 18, 2006 and March 20, 2006; and
•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 26, 2006.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Robert H. Daskal
Chief Financial Officer
National Holdings Corporation
875 North Michigan Avenue
Suite 1560
Chicago, Illinois 60611
Telephone: (312) 751-8833

You may also access the documents incorporated by reference in this prospectus through our website www.nationalsecurities.com . Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

9,733,725 Shares

Common Stock

NATIONAL
HOLDINGS CORPORATION

National Holdings Corporation

PROSPECTUS

May 1, 2006

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates.

Amount
SEC Registration Fee ………………………………………...	$1,323
Printing Expenses ……………………………………………	*
Accounting Fees and Expenses ……………………………	*
Legal Fees and Expenses ……………………………………	*
Blue Sky Fees and Expenses ………………………………..	*
Miscellaneous ………………………………………………..	*
Total …………………………………………………………..	$______
___________________________
* To be provided by amendment

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides in relevant part that “[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of the person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

Our Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law.

Our Amended and Restated By-laws provide that the Company is required to indemnify and hold harmless its directors, officers, employees and agents in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if the party being indemnified acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such party’s conduct was unlawful. In proceedings by or in the right of the Company, a party seeking to be indemnified may be indemnified if the above standards of conduct are met and to the extent as set forth above, however, if a court judges a party seeking to be indemnified liable to the corporation, no indemnification shall be provided except to the extent that the court deems proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise, including without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such party shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

We maintain insurance on behalf of our officers and directors, insuring them against liabilities that they may incur in such capacities or arising out of this status.

The above discussion of the our Certificate of Incorporation, as amended, and Amended and Restated By-laws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation, as amended, Amended and Restated By-laws and statute.

Item 15. Recent Sales of Unregistered Securities.

The Company sold the securities described below during past three years from the date hereof without being registered under the Securities Act of 1933, as amended (the “Securities Act”):

In January 2004, the Company consummated a private offering of its securities to a limited number of accredited investors wherein the Company issued an aggregate of $200,000 of three-year, 10% senior subordinated promissory notes to five unaffiliated parties. The noteholders received three-year warrants to purchase an aggregate of 50,000 shares of the Company’s common stock at an exercise price of $1.40 per share, with an allocated fair value of approximately $40,000. The warrants are exercisable at any time within three years from their issuance. In December 2004, the Company rescinded a note in the principal amount of $25,000 and a warrant to purchase 6,250 shares of common stock. National Securities acted as the placement agent for the private offering.

In February 2004, the Company consummated a private offering of its securities to a limited number of accredited investors wherein the Company issued an aggregate of $850,000 of three-year, 10% senior subordinated promissory notes to four unaffiliated parties. The noteholders received three-year warrants to purchase an aggregate of 170,000 shares of the common stock at an exercise price of $1.50 per share, with an allocated fair value of approximately $143,000. The warrants are exercisable at any time within three years from their issuance. National Securities acted as the placement agent for the private offering.

In August 2004, the Company consummated a private placement of its securities to a limited number of accredited investors. Each unit in the offering sold for $1.60 and consisted of two shares of the common stock and one three-year warrant to purchase one share of common stock at a per share price of $1.50. The warrants are exercisable at any time within three years from their issuance. Net proceeds of $930,500 closed in the fourth quarter of fiscal year 2004, and the Company correspondingly issued 1,250,000 shares of common stock and 625,000 warrants. National acted as the placement agent for the private offering.

In January 2006, the Company consummated a private placement of its securities to a limited number of accredited investors. We issued an aggregate of 10,000 shares of our newly created Series B Preferred Stock, which is currently convertible into common stock at a price of $.75 per share, and $1,000,000 in principal amount of five-year, 11% convertible promissory notes, which are convertible into common stock at a price of $1.00 per share. The noteholders received five-year warrants to purchase an aggregate of 300,000 shares of common stock at an exercise price of $1.00 per share.

In March 2006, the Company consummated a private placement of its securities to an accredited investor. We issued an aggregate of 159,090 shares of our common stock, at a price of $1.10 per share.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement:

3.1	Certificateof Incorporation, as amended, previously filed as Exhibit 3.5. to Form 10-Q in May 2004 and hereby incorporated by reference.
3.2	The Company’s Bylaws, as amended, previously filed as Exhibit 3.3 to Form 10-Q in February 2002, and hereby incorporated by reference.
3.3	The Company’s By-Laws, as amended and restated on December 12, 2001.
3.4
Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock, as amended, previously filed as Exhibit 3.6 to Form 10-Q in May 2004 and hereby incorporated by reference.

3.5
Certificate of Designation of Series B Preferred Stock, filed with the Secretary of State of the State of Delaware on January 11, 2006, previously filed as Exhibit 3.5 to Form 8-K in January 2006 and hereby incorporated by reference.

4.1	Form of Warrant, previously filed as Exhibit 4.1 to Form 8-K in January 2006 and hereby incorporated by reference.
4.2	Form of Promissory Note, previously filed as Exhibit 4.2 to Form 8-K in January 2006 and hereby incorporated by reference.
5.1**	Opinion of Littman Krooks LLP as to the legality of the securities being registered.
10.1	Office lease, Chicago, Illinois, previously filed as Exhibit 10.27 to Form 10-K in December 1996 and hereby incorporated by reference.
10.2	Office lease, Spokane, Washington, previously filed as Exhibit 10.28 to Form 10-K in December 1996 and hereby incorporated by reference.
10.3	Amended office lease, Chicago, Illinois, previously filed as Exhibit 10.29 to Form 10-K in December 1996 and hereby incorporated by reference.
10.4	Purchase agreement between shareholders of Friend and the Company, previously filed as Exhibit 10.30 to Form 10-K in December 1997 and hereby incorporated by reference.
10.5	Purchase agreement between shareholders of WestAmerica and the Company, previously filed as Exhibit 10.31 to Form 10-K in December 1997 and hereby incorporated by reference.
10.6	Purchase agreement between shareholders of Travis and the Company, previously filed as Exhibit 10.32 to Form 10-K in December 1997 and hereby incorporated by reference.
10.7	Borrowing agreement between Seattle-First National Bank and the Company previously filed as Exhibit 10.33 to Form 10-K in December 1998 and hereby incorporated by reference.
10.8	Note payable agreement, previously filed as Exhibit 10.34 to Form 10-K in December 1998 and hereby incorporated by reference.
10.9	Note payable agreement, previously filed as Exhibit 10.35 to Form 10-K in December 1998 and hereby incorporated by reference.
10.10	Note payable agreement, previously filed as Exhibit 10.36 to Form 10-K in December 1998 and hereby incorporated by reference.
10.11	Sales agreement between Friend and the Company previously filed as Exhibit 10.37 to Form 10-K in December 1998 and hereby incorporated by reference.
10.12	1996 Stock Option Plan, previously filed as Exhibit 4.1 to Form S-8 in February 1999 and hereby incorporated by reference.

10.13	1997 Stock Option Plan, previously filed as Exhibit 4.2 to Form S-8 in February 1999 and hereby incorporated by reference.
10.14	1999 Stock Option Plan, previously filed as Exhibit 4.3 to Form S-8 in February 1999 and hereby incorporated by reference.
10.15*	Employment contract dated July 1999, previously filed as Exhibit 10.15 to Form 10-K in December 1999 and hereby incorporated by reference.
10.16*	Employment contract dated July 1999 previously filed as Exhibit 10.16 to Form 10-K in December 1999 and hereby incorporated by reference.
10.17*	Employment contract dated July 1999 previously filed as Exhibit 10.17 to Form 10-K in December 1999 and hereby incorporated by reference.
10.18*	Employment contract dated July 1999 previously filed as Exhibit 10.18 to Form 10-K in December 1999 and hereby incorporated by reference.
10.19*	Employment contract dated July 1999 previously filed as Exhibit 10.19 to Form 10-K in December 1999 and hereby incorporated by reference.
10.20	Office lease, Seattle, Washington previously filed as Exhibit 10.20 to Form 10-K in December 1999 and hereby incorporated by reference.
10.21	2000 Stock Option Plan previously filed as Exhibit 4.1 to Form S-8 in June 2000 and hereby incorporated by reference.
10.22*	Employment contract dated June 2000, previously filed as Exhibit 10.21 to Form 10-Q in August 2000 and hereby incorporated by reference.
10.23	Form of Note payable agreement dated January 2001, previously filed as Exhibit 10.23 to Form 10-Q in May 2001 and hereby incorporated by reference.
10.24	Secured Demand Note dated February 2001, previously filed as Exhibit 10.24 to Form 10-Q in May 2001 and hereby incorporated by reference.
10.25	Loan and security agreement dated January 2001, previously filed as Exhibit 10.25 to Form 10-Q in February 2001 and hereby incorporated by reference.
10.26	2001 Stock Option Plan, previously included in the Proxy Statement-Schedule 14A filed in January 2001 and hereby incorporated by reference.
10.27	Audit committee charter, previously filed as Exhibit 10.22 to Form 10-Q in August 2000 and hereby incorporated by reference.
10.28	Clearing Agreement previously filed as Exhibit 10.28 to Form 10-K in December 2001 and hereby incorporated by reference.
10.29	First Amendment to Clearing Agreement previously filed as Exhibit 10.29 to Form 10-K in December 2001 and hereby incorporated by reference.
10.30
Purchase Agreement by and among Olympic Cascade Financial Corporation, Mark Goldwasser and Triage Partners, LLC dated as of December 14, 2001, previously filed as Exhibit 10.30 to Form 8-K in January 2002 and hereby incorporated by reference.

10.31
Stock Purchase Agreement between Steven A. Rothstein, certain other persons or entities and Triage Partners, LLC dated as of December 14, 2001, previously filed as Exhibit 10.31 to Form 8-K in January 2002 and hereby incorporated by reference.

10.32
Securities Exchange Agreement by and among Olympic Cascade Financial Corporation, Gregory P. Kusnick, Karen Jo Gustafson, Gregory C. Lowney and Maryanne K. Snyder dated as of December 14, 2001, previously filed as Exhibit 10.32 to Form 8-K in January 2002 and hereby incorporated by reference.

10.33
Escrow Agreement by and made among Olympic Cascade Financial Corporation, Mark Goldwasser, Triage Partners, LLC and National Securities Corporation dated as of December 28, 2001, previously filed as Exhibit 10.33 to Form 8-K in January 2002 and hereby incorporated by reference.

10.34	Second Amendment to Clearing Agreement, previously filed as Exhibit 10.34 to Form 10-Q in February 2002 and hereby incorporated by reference.
10.35	Form of Warrant issued in December 2002.
10.36	Form of Securities Purchase Agreement, previously filed as Exhibit 10.36 to Form 8-K in February 2004 and hereby incorporated by reference.

10.37	Form of Note, previously filed as Exhibit 10.37 to Form 8-K in February 2004 and hereby incorporated by reference.
10.38	Form of Warrant, previously filed as Exhibit 10.38 to Form 8-K in February 2004 and hereby incorporated by reference.
10.39	Form of Registration Rights Agreement, previously filed as Exhibit 10.39 to Form 8-K in February 2004 and hereby incorporated by reference.
10.40	Clearing Agreement previously filed as Exhibit 10.36 to Form 10-K in June 2004 and hereby incorporated by reference.
10.41	Formof Warrant issued in August 2004 filed as Exhibit 10.40 to Form 8-K in August 2004 and hereby incorporated by reference.
10.42	Form of Registration Rights Agreement dated in August 2004 filed as Exhibit 10.41 to Form 8-K in August 2004 and hereby incorporated by reference.
10.43*	Severance Agreement dated February 4, 2005 between Michael A. Bresner and National Securities Corporation filed as Exhibit 10.43 to Form 8-K in February 2005 and hereby incorporated by reference.
10.44
Agreement and Plan of Merger dated February 10, 2005, by and among Olympic Cascade Financial Corporation, FMFC Acquisition Corporation and First Montauk Financial Corp. filed as Exhibit 10.44 to Form 8-K in February 2005 and hereby incorporated by reference.

10.45	Warrant issued by the Company to Triage Partners LLC dated April 1, 2005 filed as Exhibit 10.45 to Form 8-K in April 2005 and hereby incorporated by reference.
10.46
Amended and Restated Agreement and Plan of Merger dated June 27, 2005, by and among Olympic Cascade Financial Corporation, OLY Acquisition Corporation and First Montauk Financial Corp. filed as Exhibit 10.46 to Form 8-K in June 2005 and hereby incorporated by reference.

10.47
Letter Agreement dated as of October 24, 2005 terminating the Amended and Restated Agreement and Plan of Merger, dated June 27, 2005, by and among Olympic Cascade Financial Corporation, OLY Acquisition Corporation and First Montauk Financial Corp. filed as Exhibit 10.47 to Form 8-K in October 2005 and hereby incorporated by reference.

10.48
Securities Purchase Agreement dated as of January 11, 2006 by and among Olympic Cascade Financial Corporation and the investors set forth therein, previously filed as Exhibit 10.48 to Form 8-K in January 2006 and hereby incorporated by reference.

10.49
Registration Rights Agreement dated as of January 11, 2006 by and among Olympic Cascade Financial Corporation and the investors set forth therein, previously filed as Exhibit 10.49 to Form 8-K in January 2006 and hereby incorporated by reference.

14.	The Code of Ethics.
16.1	Change in Certifying Accountant, previously filed in Form 8-K in August 1998 and hereby incorporated by reference.
16.2	Investment Transaction previously filed in Form 8-K in January 2002 and hereby incorporated by reference.
16.3	Resignation of Director previously filed in Form 8-K in April 2002 and hereby incorporated by reference.
16.4	Change in its Independent Public Accountants, previously filed in Form 8-K in May 2003 and hereby incorporated by reference.
16.5	Change in its Independent Public Accountants, previously filed in Form 8-K in October 2003 and hereby incorporated by reference.
21.	Subsidiaries of Registrant.
23.1**	Consent of Marcum & Kliegman LLP
23.2**	Consent of Littman Krooks LLP, included in the opinion filed as Exhibit 5.1.
24.1**	Power of Attorney, included in the signature page of this Registration Statement.

* Compensatory agreements
** Filed herewith

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; and

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering as such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 1st day of May, 2006.

NATIONAL HOLDINGS CORPORATION

By:	/s/ Mark Goldwasser
Mark Goldwasser
Chairman, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Goldwasser, our Chairman, President and Chief Executive Officer, and Robert H. Daskal, our Chief Financial Officer and Secretary, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-1 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys and agents, and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed on by the following persons in the capacities and on the dates indicated:

Signature(s)	Title(s)	Date

/s/ Mark Goldwasser	Chairman,	May 1, 2006
Mark Goldwasser	President and
Chief Executive Officer

/s/ Robert H. Daskal	Chief Financial Officer	May 1, 2006
Robert H. Daskal	and Secretary

/s/ Gary A. Rosenberg	Director	May 1, 2006
Gary A. Rosenberg

/s/ Peter Rettman	Director	May 1, 2006
Peter Rettman

/s/Robert J. Rosan	Director	May 1, 2006
Robert J. Rosan

/s/ Norman J. Kurlan	Director	May 1, 2006
Norman J. Kurlan

/s/ Marshall S. Geller	Director	May 1, 2006
Marshall S. Geller

EXHIBIT INDEX

3.1	Certificate of Incorporation, as amended, previously filed as Exhibit 3.5. to Form 10-Q in May 2004 and hereby incorporated by reference.
3.3	The Company’s Bylaws, as amended, previously filed as Exhibit 3.3 to Form 10-Q in February 2002, and hereby incorporated by reference.
3.3	The Company’s By-Laws, as amended and restated on December 12, 2001.
3.4
Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock, as amended, previously filed as Exhibit 3.6 to Form 10-Q in May 2004 and hereby incorporated by reference.

3.5
Certificate of Designation of Series B Preferred Stock, filed with the Secretary of State of the State of Delaware on January 11, 2006, previously filed as Exhibit 3.5 to Form 8-K in January 2006 and hereby incorporated by reference.

4.1	Form of Warrant, previously filed as Exhibit 4.1 to Form 8-K in January 2006 and hereby incorporated by reference.
4.2	Form of Promissory Note, previously filed as Exhibit 4.2 to Form 8-K in January 2006 and hereby incorporated by reference.
5.1**	Opinion of Littman Krooks LLP as to the legality of the securities being registered.
10.1	Office lease, Chicago, Illinois, previously filed as Exhibit 10.27 to Form 10-K in December 1996 and hereby incorporated by reference.
10.2	Office lease, Spokane, Washington, previously filed as Exhibit 10.28 to Form 10-K in December 1996 and hereby incorporated by reference.
10.3	Amended office lease, Chicago, Illinois, previously filed as Exhibit 10.29 to Form 10-K in December 1996 and hereby incorporated by reference.
10.4	Purchase agreement between shareholders of Friend and the Company, previously filed as Exhibit 10.30 to Form 10-K in December 1997 and hereby incorporated by reference.
10.5	Purchase agreement between shareholders of WestAmerica and the Company, previously filed as Exhibit 10.31 to Form 10-K in December 1997 and hereby incorporated by reference.
10.6	Purchase agreement between shareholders of Travis and the Company, previously filed as Exhibit 10.32 to Form 10-K in December 1997 and hereby incorporated by reference.
10.7	Borrowing agreement between Seattle-First National Bank and the Company previously filed as Exhibit 10.33 to Form 10-K in December 1998 and hereby incorporated by reference.
10.8	Note payable agreement, previously filed as Exhibit 10.34 to Form 10-K in December 1998 and hereby incorporated by reference.
10.9	Note payable agreement, previously filed as Exhibit 10.35 to Form 10-K in December 1998 and hereby incorporated by reference.
10.10	Note payable agreement, previously filed as Exhibit 10.36 to Form 10-K in December 1998 and hereby incorporated by reference.
10.11	Sales agreement between Friend and the Company previously filed as Exhibit 10.37 to Form 10-K in December 1998 and hereby incorporated by reference.
10.15	1996 Stock Option Plan, previously filed as Exhibit 4.1 to Form S-8 in February 1999 and hereby incorporated by reference.
10.16	1997 Stock Option Plan, previously filed as Exhibit 4.2 to Form S-8 in February 1999 and hereby incorporated by reference.
10.17	1999 Stock Option Plan, previously filed as Exhibit 4.3 to Form S-8 in February 1999 and hereby incorporated by reference.
10.15*	Employment contract dated July 1999, previously filed as Exhibit 10.15 to Form 10-K in December 1999 and hereby incorporated by reference.
10.16*	Employment contract dated July 1999 previously filed as Exhibit 10.16 to Form 10-K in December 1999 and hereby incorporated by reference.

10.17*	Employment contract dated July 1999 previously filed as Exhibit 10.17 to Form 10-K in December 1999 and hereby incorporated by reference.
10.18*	Employment contract dated July 1999 previously filed as Exhibit 10.18 to Form 10-K in December 1999 and hereby incorporated by reference.
10.19*	Employment contract dated July 1999 previously filed as Exhibit 10.19 to Form 10-K in December 1999 and hereby incorporated by reference.
10.22	Office lease, Seattle, Washington previously filed as Exhibit 10.20 to Form 10-K in December 1999 and hereby incorporated by reference.
10.23	2000 Stock Option Plan previously filed as Exhibit 4.1 to Form S-8 in June 2000 and hereby incorporated by reference.
10.22*	Employment contract dated June 2000, previously filed as Exhibit 10.21 to Form 10-Q in August 2000 and hereby incorporated by reference.
10.23	Form of Note payable agreement dated January 2001, previously filed as Exhibit 10.23 to Form 10-Q in May 2001 and hereby incorporated by reference.
10.43	Secured Demand Note dated February 2001, previously filed as Exhibit 10.24 to Form 10-Q in May 2001 and hereby incorporated by reference.
10.44	Loan and security agreement dated January 2001, previously filed as Exhibit 10.25 to Form 10-Q in February 2001 and hereby incorporated by reference.
10.45	2001 Stock Option Plan, previously included in the Proxy Statement-Schedule 14A filed in January 2001 and hereby incorporated by reference.
10.46	Auditcommittee charter, previously filed as Exhibit 10.22 to Form 10-Q in August 2000 and hereby incorporated by reference.
10.47	ClearingAgreement previously filed as Exhibit 10.28 to Form 10-K in December 2001 and hereby incorporated by reference.
10.48	First Amendment to Clearing Agreement previously filed as Exhibit 10.29 to Form 10-K in December 2001 and hereby incorporated by reference.
10.49
Purchase Agreement by and among Olympic Cascade Financial Corporation, Mark Goldwasser and Triage Partners, LLC dated as of December 14, 2001, previously filed as Exhibit 10.30 to Form 8-K in January 2002 and hereby incorporated by reference.

10.50
Stock Purchase Agreement between Steven A. Rothstein, certain other persons or entities and Triage Partners, LLC dated as of December 14, 2001, previously filed as Exhibit 10.31 to Form 8-K in January 2002 and hereby incorporated by reference.

10.51
Securities Exchange Agreement by and among Olympic Cascade Financial Corporation, Gregory P. Kusnick, Karen Jo Gustafson, Gregory C. Lowney and Maryanne K. Snyder dated as of December 14, 2001, previously filed as Exhibit 10.32 to Form 8-K in January 2002 and hereby incorporated by reference.

10.52
Escrow Agreement by and made among Olympic Cascade Financial Corporation, Mark Goldwasser, Triage Partners, LLC and National Securities Corporation dated as of December 28, 2001, previously filed as Exhibit 10.33 to Form 8-K in January 2002 and hereby incorporated by reference.

10.53	Second Amendment to Clearing Agreement, previously filed as Exhibit 10.34 to Form 10-Q in February 2002 and hereby incorporated by reference.
10.54	Form of Warrant issued in December 2002.
10.55	Form of Securities Purchase Agreement, previously filed as Exhibit 10.36 to Form 8-K in February 2004 and hereby incorporated by reference.
10.56	Form of Note, previously filed as Exhibit 10.37 to Form 8-K in February 2004 and hereby incorporated by reference.
10.57	Form of Warrant, previously filed as Exhibit 10.38 to Form 8-K in February 2004 and hereby incorporated by reference.
10.58	Formof Registration Rights Agreement, previously filed as Exhibit 10.39 to Form 8-K in February 2004 and hereby incorporated by reference.
10.59	ClearingAgreement previously filed as Exhibit 10.36 to Form 10-K in June 2004 and hereby incorporated by reference.
10.60	Form of Warrant issued in August 2004 filed as Exhibit 10.40 to Form 8-K in August 2004 and hereby incorporated by reference.

10.61	Form of Registration Rights Agreement dated in August 2004 filed as Exhibit 10.41 to Form 8-K in August 2004 and hereby incorporated by reference.
10.43*	Severance Agreement dated February 4, 2005 between Michael A. Bresner and National Securities Corporation filed as Exhibit 10.43 to Form 8-K in February 2005 and hereby incorporated by reference.
10.44
Agreement and Plan of Merger dated February 10, 2005, by and among Olympic Cascade Financial Corporation, FMFC Acquisition Corporation and First Montauk Financial Corp. filed as Exhibit 10.44 to Form 8-K in February 2005 and hereby incorporated by reference.

10.45	Warrant issued by the Company to Triage Partners LLC dated April 1, 2005 filed as Exhibit 10.45 to Form 8-K in April 2005 and hereby incorporated by reference.
10.46
Amended and Restated Agreement and Plan of Merger dated June 27, 2005, by and among Olympic Cascade Financial Corporation, OLY Acquisition Corporation and First Montauk Financial Corp. filed as Exhibit 10.46 to Form 8-K in June 2005 and hereby incorporated by reference.

10.50
Letter Agreement dated as of October 24, 2005 terminating the Amended and Restated Agreement and Plan of Merger, dated June 27, 2005, by and among Olympic Cascade Financial Corporation, OLY Acquisition Corporation and First Montauk Financial Corp. filed as Exhibit 10.47 to Form 8-K in October 2005 and hereby incorporated by reference.

10.51
Securities Purchase Agreement dated as of January 11, 2006 by and among Olympic Cascade Financial Corporation and the investors set forth therein, previously filed as Exhibit 10.48 to Form 8-K in January 2006 and hereby incorporated by reference.

10.52
Registration Rights Agreement dated as of January 11, 2006 by and among Olympic Cascade Financial Corporation and the investors set forth therein, previously filed as Exhibit 10.49 to Form 8-K in January 2006 and hereby incorporated by reference.

14.	The Code of Ethics.
16.6	Change in Certifying Accountant, previously filed in Form 8-K in August 1998 and hereby incorporated by reference.
16.7	Investment Transaction previously filed in Form 8-K in January 2002 and hereby incorporated by reference.
16.8	Resignation of Director previously filed in Form 8-K in April 2002 and hereby incorporated by reference.
16.9	Change in its Independent Public Accountants, previously filed in Form 8-K in May 2003 and hereby incorporated by reference.
16.10	Change in its Independent Public Accountants, previously filed in Form 8-K in October 2003 and hereby incorporated by reference.
22.	Subsidiaries of Registrant.
23.1**	Consent of Marcum & Kliegman LLP
23.2**	Consent of Littman Krooks LLP, included in the opinion filed as Exhibit 5.1.
24.1**	Power of Attorney, included in the signature page of this Registration Statement.

* Compensatory agreements
** Filed herewith